SCHEDULE A

FEDERAL HOME LOAN BANK OF DES MOINES

								Next
				Next	Call	Call	Rate Type/	Call/
Trade		Settlement	Maturity	Pay	Type	Style	Rate Sub-Type	Amort	Coupon
Date	Cusip	Date	Date	Date	(1)	(2)	(3) (4)	Date	Percent	Bank Par
03/24/2008	3133XQ4C3	03/26/2008	03/09/2012	09/09/2008	Non-Callable	N/A	Fixed Constant	N/A	3.50	5,500,000
03/24/2008	3133XQH47	04/01/2008	04/01/2009	10/01/2008	Optional Principal	European	Fixed Constant	10/01/2008	2.250	15,000,000
					Redemption
03/24/2008	3133XQH54	04/07/2008	01/07/2011	10/07/2008	Optional Principal	European	Fixed Constant	01/07/2009	3.000	15,000,000
					Redemption
03/24/2008	3133XQH62	04/09/2008	01/09/2012	10/09/2008	Optional Principal	European	Fixed Constant	01/09/2009	3.330	15,000,000
					Redemption
03/24/2008	3133XQHH8	03/28/2008	09/26/2011	09/26/2008	Optional Principal	European	Fixed Constant	09/26/2008	3.350	15,000,000
					Redemption
03/24/2008	3133XQHK1	04/02/2008	04/02/2014	10/02/2008	Optional Principal	European	Fixed Constant	04/02/2009	4.000	15,000,000
					Redemption
03/24/2008	3133XQHL9	03/27/2008	04/20/2011	04/20/2008	Non-Callable	N/A	Fixed Constant	N/A	2.850	20,000,000
03/25/2008	3133XQHS4	04/01/2008	04/01/2009	10/01/2008	Optional Principal	European	Fixed Constant	10/01/2008	2.300	25,000,000
					Redemption
03/25/2008	3133XQHY1	04/11/2008	04/11/2011	10/11/2008	Non-Callable	N/A	Fixed Constant	N/A	2.820	5,500,000
03/25/2008	3133XQJ52	03/27/2008	04/24/2009	04/27/2008	Non-Callable	N/A	Variable Single	N/A	N/A	500,000,000
							Index Floater
03/25/2008	3133XPY57	03/27/2008	03/12/2010	09/12/2008	Non-Callable	N/A	Fixed Constant	N/A	2.750	14,000,000
03/25/2008	3133XQ2D3	03/27/2008	03/08/2013	09/08/2008	Non-Callable	N/A	Fixed Constant	N/A	3.875	6,000,000
03/25/2008	3133XQJC7	03/28/2008	09/26/2012	09/26/2008	Optional Principal	European	Fixed Constant	09/26/2008	3.650	15,000,000
					Redemption
03/25/2008	3133XQHS4	04/01/2008	04/01/2009	10/01/2008	Optional Principal	European	Fixed Constant	10/01/2008	2.300	15,000,000
					Redemption
03/25/2008	3133XQHS4	04/01/2008	04/01/2009	10/01/2008	Optional Principal	European	Fixed Constant	10/01/2008	2.300	15,000,000
					Redemption
03/25/2008	3133XQHS4	04/01/2008	04/01/2009	10/01/2008	Optional Principal	European	Fixed Constant	10/01/2008	2.300	40,000,000
					Redemption

(1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.

Indexed Amortizing Notes (indexed principal redemption bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the bond.

Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the bond.

(2)    Call Style Description:

Indicates whether the consolidated obligation is redeemable at the option of the Bank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:

American—redeemable continuously on and after the first redemption date and until maturity.

Bermudan—redeemable on specified recurring dates on and after the first redemption date, until maturity.

European—redeemable on a particular date only.

Canary—redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

Multi-European—redeemable on particular dates only.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable, or variable to fixed, or a mix of capped coupons and non-capped coupons, or from one variable type to another, or from one U.S. or other currency index to another, according to the terms of the bond.

Fixed bonds generally pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.

Variable bonds may pay interest at different rates over the life of the bond, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds generally pay interest at fixed rates over the life of the bond, according to the terms of the bond.

Step Down bonds generally pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Step Up bonds generally pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Step Up/Down bonds generally pay interest at various fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Zero Coupon bonds earn a fixed yield to maturity or the optional principal redemption date, according to the terms of the bond, with principal and interest paid at maturity or upon redemption to the extent exercised prior to maturity.

Capped Floater bonds have an interest rate that cannot exceed a stated or calculated ceiling, according to the terms of the bond.

Dual Index Floater bonds have an interest rate determined by two or more indices, according to the terms of the bond.

Levereraged/Deleveraged bonds pay interest based on a formula that includes an expressed multiplier, according to the terms of the bond: multiplier > 1 = leveraged, multiplier < 1 = deleveraged.

Inverse Floater bonds have an interest rate that increases as an index declines and decreases as an index rises, according to the terms of the bond.

Stepped Floater bonds pay interest based on an increasing spread over an index, according to the terms of the bond.

Range bonds may pay interest at different rates depending upon whether a specified index is inside or outside a specified range, according to the terms of the bond.

Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.

Ratchet Floater bonds pay interest subject to increasing floors, according to the terms of the bond, such that subsequent coupons may not be lower than the previous coupon.